UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 20, 2012

Commission File Number	Registrant, State of Incorporation; Address; Telephone Number	I.R.S. Employer Identification Number

001-14759	DRIVETIME AUTOMOTIVE GROUP, INC. (A Delaware Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0721358

333-169730	DT ACCEPTANCE CORPORATION (An Arizona Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	82-0587346

333-169730-05	DT CREDIT COMPANY, LLC (An Arizona Limited Liability Company) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0677984

333-169730-06	DRIVETIME CAR SALES COMPANY, LLC (An Arizona Limited Liability Company) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0683232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Wells Fargo Term Facility

On November 20, 2012, DT Funding, LLC (“DT Funding”) and DT Credit Company, LLC (“DTCC”), each a wholly-owned subsidiary of DT Acceptance Corporation (“DTAC”), entered into the Loan and Security Agreement by and among DT Funding, as Borrower, DTCC, as Servicer, the lenders from time to time party thereto, Wells Fargo Securities, LLC, a Delaware limited liability company, as administrative agent for the lenders and Wells Fargo Bank, N.A., a national banking association, as the collateral custodian and backup servicer (the “Loan and Security Agreement”). The Loan and Security Agreement is a term credit facility that is secured by the receivables DTAC generated financing the sales of vehicles. On November 20, 2012, DT Funding borrowed $350.0 million under the Loan and Security Agreement, collateralized by $457.5 million of finance receivables.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2012	DRIVETIME AUTOMOTIVE GROUP, INC.

By:/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: November 27, 2012	DT ACCEPTANCE CORPORATION

By: /s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: November 27, 2012	DT CREDIT COMPANY, LLC

By:/s/ Raymond Fidel
Raymond Fidel
President and Manager

Date: November 27, 2012	DRIVETIME CAR SALES COMPANY, LLC

By: /s/ Raymond Fidel
Raymond Fidel
President and Manager